UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	May 21, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendments to 2004 Stock Plan

At the annual meeting of stockholders of Proxim Wireless Corporation held on May 21, 2008, the stockholders of the company approved three amendments to the company’s 2004 Stock Plan – first, increasing the shares issuable thereunder by 1,500,000; second, approving a change to require that both incentive stock options and non-qualified stock options have an exercise price at least equal to the fair market value of the company’s common stock on the date of grant; and third, approving a change to require the stock plan administrator to make equitable adjustments to outstanding stock rights in the event of specified non-routine dividends and changes in the company’s common stock (as opposed to such adjustments being optional).

On March 7, 2008, the company’s compensation committee of the board of directors recommended each of these three amendments to the company’s board of directors.  On March 7, 2008, the company’s board of directors approved these three amendments to the company’s 2004 Stock Plan, in each case subject to stockholder approval at the May 21, 2008 annual meeting.

The 2004 Stock Plan provides for the granting of stock options, stock awards, stock appreciation rights, and other equity-based awards to the company’s employees, directors, and consultants.  The maximum number of shares of the company’s common stock that may be granted or issued under the 2004 Stock Plan is now 4,650,000 shares.  Now that the amendments to the 2004 Stock Plan have been approved by the company’s stockholders, equity grants may be made and shares issued under the plan for the full number of shares without further stockholder approval.

The following summary outlines the principal features of the 2004 Stock Plan as amended (the “Plan”).

Purpose.  The purpose of the Plan is to provide directors, officers, employees, and consultants of Proxim and its affiliates with additional incentives to contribute to Proxim’s future growth and success by increasing their capital stock ownership in Proxim.  The Plan provides a flexible framework that will permit our board of directors to develop and implement a variety of stock-based programs based on changing needs of Proxim, its competitive market, and regulatory climate.  Our board of directors believes it is in the best interest of our stockholders for officers, employees, and members of the board of directors of Proxim to own stock in Proxim and that such ownership will enhance Proxim’s ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of Proxim and its subsidiaries, and vest in participants a proprietary interest in the success of Proxim and its subsidiaries.

Eligibility.  All directors, officers, employees, and consultants of Proxim and its affiliates are eligible to participate in the Plan.

Administration.  Our board of directors and the Compensation Committee of our board of directors (collectively referred to as the “Plan Committee”) administer the Plan.  Our board of directors has adopted a policy that in general awards under the Plan will be granted by the Compensation Committee.  The Plan Committee has broad powers to administer the Plan, including the authority to determine the persons to whom equity grants are made, the type of the grant, the size of the grant, any vesting provisions, the exercise or purchase price, the duration of the equity grant, any restrictions on the equity grant, and the other terms and conditions of any grant.

Term of Plan.  The Plan will remain in effect until August 4, 2014 unless terminated earlier by the board of directors.  No equity grant may be made after the Plan has been terminated.

Maximum Number of Shares Issuable.  The maximum number of shares of our common stock that may be issued or issuable under the Plan may not exceed 4,650,000 shares.  All shares will be newly issued by Proxim or from Proxim’s treasury stock upon the exercise of an equity grant under the Plan.  The number of shares which may be issued under the Plan is subject to adjustment upon the occurrence of certain corporate events including the issuance of dividends in the form of stock, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, and liquidations.  Shares of our common stock subject to equity grants under the Plan which have expired, terminated, or been canceled or forfeited will be available for issuance or use in connection with future equity grants.

Annual Cap on Individual Awards.  In no event may any Plan participant be granted stock rights under the Plan with respect to more than 500,000 shares of our common stock (which number may be adjusted in accordance with the Plan) in any calendar year.  The number of shares of our common stock relating to a stock right granted to a participant in a calendar year that is subsequently forfeited, cancelled, or otherwise terminated will continue to count toward the foregoing limitation in such calendar year.  In addition, if the exercise price of a stock right is subsequently reduced, the transaction will be deemed a cancellation of the original stock right and the grant of a new one so that both transactions will count toward the maximum shares issuable in the calendar year of each respective transaction.

Award Types.  Individual awards under the Plan may take the form of one or more of incentive stock options, non-qualified stock options, stock appreciation rights (SARs), and stock purchases or awards (either restricted or unrestricted).  Although we believe that performance-based long-term incentives are a necessary component of our compensation program, we have designed the Plan to allow for flexibility to issue the types of equity-based compensation we believe are most appropriate in the circumstances.

Incentive Stock Options.  Only employees of Proxim or its affiliates may receive incentive stock options.  Incentive stock options entitle the holder to purchase a certain number of shares of our common stock at an exercise price specified at the time the option is granted.  The exercise price per share of common stock which may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the date the option is granted.  If the equity grant recipient owns more than 10% of our stock, then the exercise price must be at least 110% of that fair market value.  The aggregate fair market value of all shares of our common stock subject to incentive stock options for an employee which become exercisable by that employee for the first time during any year may not exceed $100,000.  Any incentive stock options granted to an employee owning more than 10% of our common stock must expire not more than 5 years from the date of grant, and all other incentive stock options must expire not more than 10 years from the date of grant.

Non-Qualified Stock Options.  Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of our common stock at an exercise price specified at the time the option is granted.  The exercise price per share of common stock which may be purchased under a non-qualified stock option may not be less than 100% of the fair market value of a share of our common stock on the date the option is granted.

SARs.  SARs may either be issued together with stock options or apart from stock options.  SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of our common stock specified in the grant from either the exercise price of a share under the option (if the SAR is granted with an option) or the date granted (if the SAR is granted apart from any options) to the date exercised.  Under the terms of the Plan, the Plan Committee is authorized to provide for payment of a SAR upon exercise in either cash or stock.

Stock Awards and Purchases.  Under the Plan, the Plan Committee can issue restricted stock and unrestricted stock awards and bonuses.  Restricted stock consists of stock issued under the Plan that is subject to certain restrictions established by the Plan Committee.  Unrestricted stock is stock issued under the Plan without transfer, vesting, sale, or other similar restrictions.  The Plan Committee can also grant rights to purchase shares of our common stock under the Plan at prices and on such other terms as it determines in its sole discretion.

Exercise of Equity Grant.  If applicable, the vested portion of an equity grant may be exercised by giving written notice to Proxim at its designated office address identifying the equity grant being exercised, specifying the portion of the equity grant being exercised, and providing payment in one of the following forms:  (a) United States cash or cash equivalent or (b) at the discretion of the Plan Committee, (i) shares of our common stock previously issued to the equity grant holder having a fair market value on the date of exercise equal to the exercise price of the equity grant, (ii) delivery of the equity grant holder’s promissory note, (iii) a “cashless” exercise in which Proxim withholds from those shares that would otherwise be obtained on the exercise of such equity grant the number of shares having a fair market value on the date of exercise equal to the aggregate exercise price, (iv) a “cashless” exercise in which the equity grant holder uses a broker to sell the shares on its behalf, to use the proceeds to pay the exercise price and taxes, and then to distribute the excess to the equity grant holder in either cash or stock, or (v) any combination of the above payment options.

Fair Market Valuation Calculation.  The fair market value of a share of our common stock will be the closing price on the applicable date on the securities market where our common stock is traded, or if there were no sales on the date of grant, on the next preceding date within a reasonable period on which there were sales.  In the event that there were no sales in such a market within a reasonable period or if our common stock is not publicly traded on the applicable date, the fair market value will be as determined in good faith by the Plan Committee in its sole discretion.

Nontransferability of Equity Grants.  Equity grants are not assignable or transferable by the recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution or as permitted by the Plan Committee in a specific situation.  During the lifetime of the recipient, no equity grant will be exercisable by or payable to anyone other than the recipient or his legal representative or permitted assignee.

Amendments.  The Plan may be terminated or amended by our board of directors in any manner allowed by law, but no amendment will be effective without approval of our stockholders if stockholder approval if required by applicable federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted.  Neither our board of directors nor the stockholders may adversely alter or impair the rights of an equity grant holder without that holder’s consent.

Adjustments.  Notwithstanding any other provision of the Plan, the Plan Committee shall make or provide for such adjustments to the Plan, to the number and class of shares available under the Plan or to any outstanding equity grants, as it deems appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of our common stock of other than a normal cash dividend, and changes in our outstanding common stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.  In the event of any general offer to holders of our common stock relating to the acquisition of their shares, the Plan Committee may make such adjustment as it deems equitable in respect of outstanding equity grants including, in the Plan Committee's discretion, revision of outstanding equity grants so that they may be exercisable for the consideration payable in the acquisition transaction.  Any such determination by the Plan Committee will be conclusive.

Withholding.  It will be a condition of our obligation to issue common stock upon exercise of an equity grant that the person exercising the equity grant pay, or make provision satisfactory to us for the payment of, any taxes which we are obligated to collect with respect to the issuance of our common stock upon such exercise.

Compliance with Laws.  Our obligation to sell and deliver shares of our common stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares and the availability of federal and appropriate state securities law registrations, qualifications, and/or exemptions.

*     *     *     *     *     *     *     *     *

The foregoing description of the amendments to the 2004 Stock Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of Amendment No. 3 to the 2004 Stock Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and which is incorporated by reference.

Item 8.01  Other Events.

At the annual meeting of stockholders of Proxim Wireless Corporation held on May 21, 2008, each of the following individuals was elected as a member of the five-person board of directors of the company:

John W. Gerdelman
J. Michael Gullard
Alan B. Howe
Pankaj S. Manglik
Robert A. Wiedemer

 Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: May 28, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Amendment No. 3 to 2004 Stock Plan of the Registrant

5